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                                                                    EXHIBIT 99.1

                             THE ENSTAR GROUP, INC.
                      DEFERRED COMPENSATION AND STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS

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                                    ARTICLE 1
                                     PURPOSE

         The purposes of The Enstar Group, Inc. Deferred Compensation and Stock Plan For Non-Employee Directors (the "Plan") are to enable the Company to attract and retain qualified persons to serve as Non-Employee Directors, to solidify the common interests of its Non-Employee Directors and shareholders by enhancing the equity interest of Non-Employee Directors in the Company, and to encourage the highest level of Non-Employee Director performance by providing such Non-Employee Directors with a proprietary interest in the Company's performance and progress by permitting Non-Employee Directors to receive all or a portion of their Retainer and Meeting Fees in Common Stock and to defer all or a portion of their Retainer and Meeting Fees in Stock Units.


                                    ARTICLE 2
                                 EFFECTIVE DATE

         The Plan shall be effective as of September 30, 1997.


                                    ARTICLE 3
                                   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

3.1 "Account" means, with respect to each Participant, the Participant's separate individual bookkeeping account established and maintained by the Company for the exclusive purpose of accounting for the Participant's Stock Units hereunder.

3.2 "Beneficiary" means, with respect to each Participant, the recipient or recipients designated by the Participant who are, upon the Participant's death, entitled in accordance with the Plan's terms to receive the benefits to be paid with respect to the Participant.

3.3      "Board" means the Board of Directors of the Company.

3.4      "Committee" means any committee of the Board.

3.5 "Common Stock" means the common stock, par value $.01 per share, of the Company.




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3.6      "Company" means The Enstar Group, Inc., a Georgia corporation, and any successor thereto.

3.7      "Director" means an individual who is a member of the Board.

3.8 "Market Value" means the average of the high and low bid prices of the Common Stock in the Over-the-Counter market on the date in question or, if bids for the Common Stock shall not have been made on such date, then the first day prior thereto on which bids were made in the Over-the-Counter market for the Common Stock; provided, however, that if the Common Stock is no longer traded in the Over-the-Counter market, then Market Value shall mean the fair market value of the Common Stock as determined in good faith by the Board.

3.9 "Non-Employee Director" means any person who serves on the Board and who is not an officer or employee of the Company or any of its subsidiaries.

3.10 "Participant" means any Non-Employee Director who has made an election to receive all or a portion of such Non-Employee Director's Retainer and Meeting Fees in shares of Common Stock and/or to defer payment of all or a portion of such Retainer and Meeting Fees in Stock Units.

3.11 "Retainer and Meeting Fees" means the retainer and meeting fees payable to Non-Employee Directors for service on the Board and attendance at Board and Committee meetings, as such retainer and meetings fees shall be established from time-to-time by the Board, but excluding any reimbursement received by Non-Employee Directors for expenses incurred in performance of service as a Director.

3.12 "Stock Unit" means a measure of value, expressed as a share of Common Stock, credited to a Participant under this Plan who has elected hereunder to receive all or a portion of such Participant's Retainer and Meeting Fees in Common Stock and has elected hereunder to defer receipt of such Common Stock in accordance with the provisions hereof. No certificates shall be issued with respect to such Stock Units, but the Company shall maintain an Account in the name of the Participant to which the Stock Units shall relate.

3.13 "Termination" means retirement from the Board or termination of service as a Director for any other reason.


                                    ARTICLE 4
                ELECTION TO RECEIVE COMMON STOCK FOR RETAINER AND
                            MEETING FEES AND TO DEFER
                    RETAINER AND MEETING FEES IN STOCK UNITS

4.1      ELECTION

         On or before December 31 of any year, for calendar years subsequent to 1997, a Non-Employee Director may elect to: (a) receive all or a specified portion of the Director's Retainer and

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Meeting Fees for the following fiscal year in shares of Common Stock; and (b)
defer payment with respect to such Retainer and Meeting Fees in Stock Units which shall be payable only upon the Director's Termination. All such elections shall be made upon the form of election prescribed by the Company for such purpose and shall be effective upon receipt by the Company of such election form duly executed by the Participant.

         For the 1997 calendar year, a Non-Employee Director may choose to receive shares of Common Stock under the Plan only with respect to Retainer and Meeting Fees payable on or after September 30, 1997 and may elect to defer payment with respect to Retainer and Meeting Fees payable for services rendered on or after September 30, 1997, by filing an election to so participate on or before September 30, 1997.

         A Non-Employee Director elected to fill a vacancy on the Company's Board and who was not a Director on the preceding December 31, or whose term of office did not begin until after that date, may file an election to participate in the Plan and commence deferral of receipt of Retainer and Meeting Fees payable to such Director in the fiscal quarter immediately following the fiscal quarter in which such Director joined the Board and filed such election.

4.2      REVOCATION OR MODIFICATION OF ELECTION

         An effective election pursuant to Section 4.1 may not be revoked or modified with respect to the Retainer and Meeting Fees payable for a calendar year or portion of a calendar year for which such election is effective. An effective election may be revoked or modified for any subsequent calendar year by the filing of an election on or before December 31 of the preceding calendar year for which such revocation or modification is to be effective. No such revocation or modification shall affect the deferral of receipt of Retainer and Meeting Fees previously deferred hereunder.

4.3      COMMON STOCK ELECTION

         When a Participant elects pursuant to Section 4.1 to receive all or a portion of the Participant's Retainer and Meeting Fees in shares of Common Stock, the number of whole shares to be distributed to the Participant, with any fractional shares to be paid in cash, as of the date the Retainer and Meeting Fee would otherwise have been payable to the Participant, shall be equal to the dollar amount of the Retainer and Meeting Fee which otherwise would have been payable to the Participant divided by the Market Value on such date.

4.4      DEFERRED RETAINER ELECTION; STOCK UNITS

         When a Participant elects pursuant to Section 4.1 to defer all or a portion of the Participant's Retainer and Meeting Fees in Stock Units, the number of whole and fractional Stock Units, computed to three decimal places, to be credited to the Participant's Account, on the date the deferred Retainer and Meeting Fee would otherwise have been payable to the Participant, shall be equal to the dollar amount of the deferred Retainer and Meeting Fee which otherwise would have been payable to the Participant divided by the Market Value on such date.


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                                    ARTICLE 5
                            DIVIDENDS AND ADJUSTMENTS

5.1      DIVIDENDS

         To the extent the Company shall declare and pay any cash dividends on the Common Stock, the Account of a Participant, with Stock Units held pursuant to Article 4, shall be credited with an additional number of whole and fractional Stock Units, computed to three decimal places, equal to the product of the dividend per share then payable, multiplied by the number of Stock Units then credited to such Account, divided by the Market Value on the dividend payment date.

5.2      ADJUSTMENTS

         The number of Stock Units credited to a Participant's Account pursuant to Article 4 and the number of shares of Common Stock available for issuance hereunder pursuant to Article 6 shall be appropriately adjusted for any change in the Common Stock by reason of any merger, reclassification, consolidation, recapitalization, stock dividend, stock split or any similar change affecting the Common Stock.


                                    ARTICLE 6
                            ISSUANCE OF COMMON STOCK

6.1      NUMBER OF SHARES

         The maximum number of shares of Common Stock available for issuance hereunder shall be 75,000 shares, subject to adjustment as set forth in Article 5.

6.2      SECURITIES COMPLIANCE; RESTRICTED SECURITIES

         Any shares of Common Stock issued hereunder shall constitute "restricted securities" under applicable securities laws and shall not be transferable by the recipient thereof except pursuant to a registration statement filed under the Securities Act of 1933, as amended, or in accordance with an exemption from such registration requirements. Certificates evidencing shares of Common Stock issued hereunder shall bear a legend reflecting such transfer restrictions and such other matters as the Board shall deem necessary and appropriate to ensure compliance with applicable securities laws.


                                    ARTICLE 7
                             PAYMENT OF STOCK UNITS

7.1      MANNER OF PAYMENT UPON TERMINATION

         All Stock Units held in a Participant's Account shall be paid to the Participant as a lump sum distribution within 30 days after the Participant's Termination. Payment with respect to Stock Units

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shall be effected through the issuance by the Company to the Participant of an equivalent number of whole shares of Common Stock, with any fractional share paid in cash.

7.2      MANNER OF PAYMENT UPON DEATH

         If a Participant dies while Stock Units are held in the Participant's Account, such Stock Units will be paid to the Beneficiary or the Participant's estate, as the case may be, within 90 days from the date of the Participant's death. Payment with respect to such Stock Units shall be effected through the issuance by the Company to the Beneficiary or the Participant's estate, as the case may be, of an equivalent number of whole shares of Common Stock, with any fractional share paid in cash.


                                    ARTICLE 8
                             BENEFICIARY DESIGNATION

         Each Participant shall be entitled to designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) who, following the Participant's death, will be entitled to receive any payments to be made under Section 7.2. At any time, and from time to time, any designation may be changed or canceled by the Participant without the consent of any Beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company. Payment shall be made in accordance with the last unrevoked written designation of Beneficiary that has been signed by the Participant and delivered by the Participant to the Company prior to the Participant's death. If the Participant designates more than one Beneficiary, any payments under Section 7.2 to the Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the proportions designated by the Participant. If no Beneficiary has been named by the Participant or if all Beneficiaries predecease the Participant, payment shall be made to the Participant's estate.


                                    ARTICLE 9
                          TRANSFERABILITY RESTRICTIONS

         The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign any payment due such party under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind.


                                   ARTICLE 10
                                 FUNDING POLICY

         The Company's obligations under the Plan shall be totally unfunded so that the Company is under merely a contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way.

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                                   ARTICLE 11
                                CHANGE IN CONTROL

         Notwithstanding any provision of this Plan to the contrary, if a "Change in Control" (as defined below) of the Company occurs, Stock Units held in a Participant's Account will be paid in a lump sum distribution within fifteen days after such Change in Control. Payment with respect to such Stock Units shall be effected through the issuance by the Company to the Participant of an equivalent number of whole shares of Common Stock, with any fractional share paid in cash. In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. Notwithstanding any provisions of this Plan to the contrary, the provisions of this Article 11 may not be amended by an amendment effected within three years following a Change in Control.

         A "Change in Control" of the Company shall be deemed to have occurred upon: (a) the adoption of a plan of merger, consolidation or share exchange of or by the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than fifty percent (50%) of the voting common stock of the surviving, resulting or acquiring corporation; (b) the adoption of a plan of liquidation or the approval of the dissolution of the Company; or (c) the sale or transfer of all or substantially all of the assets of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event described in (a), (b) or (c) above, if Directors who were a majority of the members of the Board prior to such event and who continue to serve as Directors after such event determine in good faith that the event shall not constitute a Change in Control.


                                   ARTICLE 12
                                 ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Participants. The Board may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties, all as the Board may consider necessary or advisable to properly carry out the administration of the Plan.


                                   ARTICLE 13
                            AMENDMENT AND TERMINATION

         Subject to the limitations on amendments set forth in Article 11, the Company, by resolution duly adopted by the Board, shall have the right, authority and power to alter, amend, modify, revoke, or terminate the Plan; provided however, that no such alteration, amendment, modification, revocation or termination of the Plan shall adversely affect the rights of any Participant with respect

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to any Stock Units held in such Participant's Account, unless the Participant shall consent thereto in writing.


                                   ARTICLE 14
                                  MISCELLANEOUS

14.1     NO RIGHT TO CONTINUE AS A DIRECTOR

         Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of the Board.

14.2     NO INTEREST AS A SHAREHOLDER

         Stock Units do not give a Participant any rights whatsoever with respect to shares of Common Stock until such time and to such extent that payment of Stock Units is made in shares of Common Stock upon the Participant's Termination.

14.3     NO RIGHT TO CORPORATE ASSETS

         Nothing in this Plan shall be construed as giving the Participant, the Participant's designated Beneficiaries or any other person any equity or interest of any kind in the assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any person. As to any claim for payments due under the provisions of the Plan, a Participant, Beneficiary and any other persons having a claim for payments shall be unsecured creditors of the Company.

14.4     NO LIMIT ON FURTHER CORPORATE ACTION

         Nothing contained in the Plan shall be construed so as to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest.

14.5     GOVERNING LAW

         The Plan shall be construed and administered according to the laws of the State of Georgia to the extent that those laws are not preempted by the laws of the United States of America.

14.6     HEADINGS

         The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe, or otherwise affect its contents.


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                                             THE ENSTAR GROUP, INC.


                                             By:
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                                                Title:
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ATTEST:


By:
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   Title:
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